UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 1, 2011
Date of Report (Date of earliest event reported)

Atlas Capital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-144645	20-5549779
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

2234 N. Federal Highway, Suite 330 Boca Raton, Florida 33431
(Address of principal executive offices)

(561) 488-7623
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.06	Changes in Shell Company Status

Atlas Capital Holdings is no longer a “shell company” as defined under Rule 144(i) of the Securities Exchange Act of 1933. On March 1, 2011 Atlas Capital Holdings, Inc. (the “Company”) entered into a Joint Venture Agreement (“JVA”) with Clean Energy Pathways, Inc. (“CEP”). The Company and CEP will each own a 50% interest in the Joint Venture (“JV”). Under the JVA, the Company has agreed to become the marketing and financing operation for the JV, and CEP has agreed to invest $100,000 into the Company to secure its engagement under the JVA. In addition, CEP and the Company have agreed to explore a merger between the two companies and each has agreed to provide sufficient resources to identify how the shareholders of both companies would benefit from such a merger. The Company has filed a Form 10 to reflect the fact that as of March 1, 2011 the Company is no longer a shell company.

Joint Venture
The JV will be operated jointly by CEP and the Company. The focus of the Company going forward will be to serve as the marketing and financing arm of the JV. Under the JVA, the Company has agreed to increase its number of consultants and to maintain its operations and execute on those marketing and financial opportunities that are in the best interest of the JV. The Company has already hired five new consultants to assist in its marketing efforts and 2 new consultants to assist with financial development opportunities for the JV.

JV Partner: Clean Energy Pathways, Inc.
CEP is a corporation based in Dothan, Alabama, and is a clean energy and fuel developer with a sales organization. CEP is listed on the OTC Pink Sheets Exchange under the symbol “CPWY.PK”. For its fuel distribution, CEP purchases feed stock from vendors and custom blends the fuel in strategically located bio refinery facilities. The finished product is then shipped by truck or rail to CEP’s customer. For its solar products, CEP has an agreement with an American solar manufacturer. The product is drop shipped to CEP’s customer or CEP’s dealer. For its imported solar product, CEP accepts orders for the solar products. Once the Company sells a container, the product is imported and then shipped to the dealer or warehoused in Dothan, Alabama.

The Company’s Operations Going Forward
The Company will work under the JV to assist CEP to develop and implement environmentally friendly technologies to provide clean energy solutions for our clients. Our mission is to build shareholder value by leveraging CEP’s products and our ability to execute and finance clean energy development projects to fill a need in the market for clean renewable energy. We will accomplish our goal by establishing ourselves as a multi-disciplined operating entity that: (i) develops and acquires patentable clean energy technologies; (ii) develops and provides financing for large and medium-size solar and wind energy projects to provide energy to U.S. based public utility companies; and (iii) markets its products, technologies and project development capabilities to potential clients in the U.S and abroad.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Capital Holdings

Date: March 4, 2011	By:	/s/ Christopher Davies
Christopher Davies
CEO